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                                                                     Exhibit 4.1


                         INCORPORATED UNDER THE LAWS OF

                              THE STATE OF DELAWARE
No. [[certificatenumber]]                                 ***[[number]]SHARES***

                          [[COLONY RIH HOLDINGS, INC.]]
                            [[TOTAL AUTHORIZED ISSUE
                        COMMON STOCK A, PAR VALUE $0.01]]
This Certifies that [[name]] is the registered holder of ****[[number]]**** Shares of the above named Corporation, fully paid and non-assessable transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this [[date]] day of [[month]] A.D. [[year]]


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[[Secretary-Treasurer]]                            [[President]]


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The securities represented by this Certificate may not be transferred, sold, assigned, hypothecated or otherwise disposed of (a "Transfer") except in accordance with the provisions of a Stockholders Agreement dated as of _____________, 2001. Any transferee of these securities takes subject to the terms of such agreement, a copy of which is on file with the Company.

The securities represented by this Certificate have not been registered under the Securities Act of 1993 (the "Act") or state securities laws, and no transfer of these securities may be made except (a) pursuant to an effective registration statement under the Act, or (b) pursuant to an exemption therefrom with respect to which the Company may, upon request, require a satisfactory opinion of counsel for the holder that such transfer is exempt from the requirements of the Act.

The ownership and transfer of the securities represented by this Certificate are subject to and restricted by the terms and conditions of a certain Transfer Restriction Agreement dated _________, 2001. The Corporation will furnish a copy of Transfer Restriction Agreement without charge to any stockholder on request.

                               * * * * * * * * * *

       For Value Received, ________ hereby sell, assign and transfer unto _________________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

           Dated
                  -------------

      In presence of


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